SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on June 25, 2009. The Annual Meeting will begin at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784.

The Annual Meeting will cover only the business contained in the Proxy Statement. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

Under rules recently adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of this proxy statement and our annual report. The notice contains instructions on how to access the proxy statement and the annual report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

                        Very truly yours,

                        Jerome I. Feldman
                        Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2009

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of GSE Systems, Inc. (the “Company”) will be held on June 25, 2009, at 11:00 a.m. local time, at our headquarters located at 1332 Londontown Blvd, Suite 200, Sykesville, Maryland 21784 and thereafter as it may from time to time be adjourned, for the purposes stated below:

1. To elect three Class II directors to serve until the 2012 Annual Meeting or until their respective successors are elected and qualified, or, if earlier, such director’s resignation, death or removal; and,

2. To ratify the selection of the Audit Committee of the Board of Directors of KPMG LLP, independent registered public accountants, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009; and

3. To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on  April 27, 2009  as the record date for the Annual Meeting. This means that owners of the Company’s common stock at the close of business on that day are entitled to (a) receive this notice of the Annual Meeting, and (b) vote at the Annual Meeting or at any adjournments or postponements thereof. Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders. We urge you to read the Proxy Statement carefully. In addition to the formal items of business, I will be available at the meeting to answer your questions.

The list of stockholders as of the record date will be open for the examination by any stockholder at the Company’s principal offices in Sykesville, Maryland for any purpose germane to the meeting for a period of ten days prior to the Annual Meeting. The list also will be available for the examination by any stockholder present at the meeting. Please note that information relating to stockholder proposals and submissions is located at the end of this proxy statement for your reference. If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Jeffery G. Hough
Senior Vice President, Chief Financial Officer,
Secretary & Treasurer
Sykesville, Maryland
May 1, 2009

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD 21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, June 25, 2009

ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting (the “Annual Meeting”) of stockholders of GSE Systems, Inc. (the “Company”) to be held on Thursday,  June  25, 2009 at 11:00 a.m. local time at our headquarters located at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.  The notice of the Annual Meeting will be mailed to stockholders on or about May 15, 2009.

WHY DIDN’T I RECEIVE PAPER COPIES OF THE PROXY MATERIALS IN THE MAIL?

Under rules recently adopted by the Securities and Exchange Commission (“SEC”), we are now primarily furnishing proxy materials to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each shareholder. If you received only an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice will instruct you on how you may vote your shares. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

HOW MANY VOTES DO I HAVE?

Stockholders who owned GSE Systems Common Stock (“Common Stock”) at the close of business on April 27, 2009 (the “Record Date”) are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Annual Meeting.

On the Record Date, there was one class of stock issued and outstanding, the Common Stock. On that date there were 15,983,690 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

We will address the following proposals at the Annual Meeting:

1.	Election of three Class II directors; and

2.	Ratification of the selection of KPMG LLP as the Company’s independent registered public accountants.

Our Board has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote FOR each of the proposals.

WHO MAY VOTE ON THESE PROPOSALS?

All of the holders of record of GSE Systems Common Stock at the close of business on April 27, 2009 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, the Company had 15,983,690 shares of Common Stock outstanding and entitled to vote.

HOW DO I VOTE?

If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”)), there are four ways to vote:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on the Notice or if you received a proxy card, by following the instructions on the proxy card. Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail: If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting: You may cast your vote in person at the annual meeting. Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 24, 2009. Internet or telephone voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy. If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.

WHAT IF I HOLD MY SHARES IN “STREET NAME?”

You should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.

Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE AMEX Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the proposal to ratify the selection of KPMG as our independent registered public accounting firm for fiscal 2009 are considered “routine” matters for which brokerage firms may vote unvoted shares. There are currently no other proposals to be voted on at the annual meeting.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting on June 25, 2009. The presence in person or by proxy of at least a majority of the shares of Common Stock outstanding as of the Record Date, will constitute a quorum and are required to transact business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions will not be included in vote totals and will not affect the outcome of the voting for either proposal. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

A broker non-vote occurs when a broker submits a proxy card with respect to Securities held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such Securities on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

CAN I CHANGE MY MIND AFTER I VOTE?

Yes.   If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

CAN I CHANGE MY MIND AFTER I VOTE?

Yes.   If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1:  Election of Directors

A plurality of the eligible votes cast is required to elect director nominees. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat. There are three nominees for the three Class II seats. A withheld vote will not affect the required plurality. Abstentions shall not be considered to be votes cast.

Proposal 2:  Ratification of Appointment of Independent Registered Public Accounting Firm

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast, voting in person or by proxy. Abstentions will not be counted as votes cast. Accordingly, abstentions will not affect the outcome of the voting for this proposal.

ARE THERE ANY DISSENTERS’ RIGHTS OF APPRAISAL?

The Board is not proposing any action for which the laws of the State of Delaware, the Certificate of Incorporation, as amended, or the By-Laws, as amended, of GSE Systems provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy material to the beneficial owners of our shares. A few of our officers and employees may participate in the solicitation of proxies without additional compensation. We estimate that the costs associated with solicitations of the proxies requested by this proxy statement will be approximately $30,000.

WHERE ARE GSE SYSTEMS’ PRINCIPAL EXECUTIVE OFFICES?

The principal executive offices of GSE Systems are located at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 and our telephone number is (410) 970-7800.

HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT GSE SYSTEMS?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”), as filed with the Securities and Exchange Commission (“SEC”), including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits. A list describing the exhibits not contained in the 2008 Form 10-K will be furnished with the 2008 Form 10-K. Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 Attention: Corporate Secretary. Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company’s reasonable expenses incurred in furnishing the requested exhibits.  In addition, the Company's 2008 Form 10-K can be found on the Company's website, www.gses.com, under Investor Relations/Financials.

GSE Systems is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) which requires that GSE Systems file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including GSE Systems, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, GSE Systems’ Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, D.C. 20549.

DO ANY OF THE OFFICERS OR DIRECTORS HAVE AN INTEREST IN THE MATTERS TO BE ACTED UPON?

Joseph W. Lewis, Jane Bryant Quinn, and O. Lee Tawes, III have been nominated to stand for re-election as Class II directors and therefore have an interest in the outcome of Proposal 1. To the best of our knowledge, no directors or officers have an interest, direct or indirect, in any other matters to be acted upon at the Annual Meeting except as described herein.

The principal place of business for each of Joseph W. Lewis, Jane Bryant Quinn, and O. Lee Tawes, III is GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

Within the past year, none of the Officers and Directors listed below was party to any contract, arrangements or understandings with any person with respect to any Company securities including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

To the best of our knowledge, no person, other than a director or executive officer of the Company acting solely in that capacity, is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

WHO IS ENTITLED TO VOTE?

Only stockholders of record at the close of business on April 27, 2009 will be entitled to vote at the annual meeting or at any adjournments or postponements thereof. On April 27, 2009, there were 15,983,690 shares of common stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Annual Meeting.

WHICH STOCKHOLDERS OWN AT LEAST FIVE PERCENT OF THE COMPANY?

The Common Stock is the only class of voting securities of  the Company. Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares and subject to community property laws where applicable. As of the close of business on the Record Date, 15,983,690 shares of Common Stock were issued and outstanding. We are not aware of any material proceedings to which any of the parties identified under footnotes (2) - (6) in the “Common Stock” section below, or any associate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Common Stock

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of April 27, 2009 by (1) all beneficial owners of more than 5% of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement; and (4) all executive officers, directors and nominees of the Company as a group. The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after the date on which the determination of beneficial ownership is made. Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)		Percent of Class (B) (1)

Beneficial Owners:
Brown Advisory Holdings, Inc.	1,919,356	(2)	12.0%
	901 South Bond Street, Suite 400
Baltimore, MD 21231

Babson Capital Management LLC	1,600,000	(3)	10.0%
470 Atlantic Avenue
	Boston, MA 02210-2208

Dolphin Offshore Partners, LP	1,577,966	(4)	9.8%
	c/o Dolphin Asset Management
	129 East 17th St., 2nd Floor
New York, NY 10003

Wells Fargo & Company	1,253,140	(5)	7.8%
420 Montgomery Street
San Francisco, CA 94104

Jack Silver	897,413	(6)	5.6%
c/o SIAR Capital LLC
660 Madison Ave.
New York, NY 10021
Management:
O. Lee Tawes, III	462,563	(7)	2.9%
Jerome I. Feldman	410,317	(8)	2.5%
Michael D. Feldman	410,317	(9)	2.5%
John V. Moran	202,987	(10)	1.3%
Jeffery G. Hough	96,654	(11)	0.6%
Chin-Our Jerry Jen	90,082	(12)	0.6%
George J. Pedersen	84,955	(13)	0.5%
Gill R. Grady	61,827	(14)	0.4%
Roger L. Hagengruber	20,667	(15)	0.1%
Sheldon L. Glashow	16,676	(16)	0.1%
Joseph W. Lewis	10,667	(17)	0.1%
Jane Bryant Quinn	-		0.0%
Directors and Executive Officers	1,457,395	(18)	8.7%
as a group (12 persons)

(A)
This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC including but not limited to certain Schedules 13G/A filed for 2008 by Brown Advisory Group, Babson Capital Management LLC, Wells Fargo & Company, and Jack Silver.  On that basis, the Company believes that certain of the shares reported in this table may be deemed to be beneficially owned by more than one person and, therefore, may be included in more than one table entry.  Except as otherwise indicated in the footnotes to this table, only certain stockholders named in this table have sole voting and dispositive power with respect to the shares indicated as beneficially owned.

(B)	Applicable percentages are based on 15,983,690 shares outstanding on April 27, 2009, adjusted as required by rules promulgated by the SEC.

(1)               The percentage of class calculation for Common Stock assumes for each beneficial owner and directors and executive officers as a group that (i) all options and warrants are exercised in full only by the named beneficial owner or members of the group and (ii) no other options or warrants are exercised.

(2)      Based on a Schedule 13G/A filed with the SEC on February 17, 2009 by Brown Advisory Holdings Incorporated in its capacity as a parent holding company on  behalf of Brown Advisory Securities, LLC, a Broker-Dealer as defined in Section 15 of the Securities Exchange Act of 1934 (the “Act”) and an Investment Advisor registered under section 203 of the Investment Advisers Act of 1940 (whose clients own 1,916,356 shares) and on behalf of Brown Investment Advisory & Trust Company, a Bank as defined in Section 3(a)(6) of the Act (whose clients own 3,000 shares). The clients of these entities have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the GSE shares.

(3)      Based on a Schedule 13G/A filed with the SEC on March 27, 2009 by Babson Capital Management LLC and Cobbs Wharf Master Fund, LP, a Cayman islands limited partnership.  Babson Capital Management LLC serves as investment adviser to Cobbs Wharf Master Fund, LP which is the registered holder of the 1,600,000 shares reported as beneficially owned by Babson Capital.

(4)               Includes 1,464,972 shares of Common Stock owned directly by Dolphin Offshore Partners, LP (“Dolphin”) and 112,994 shares of Common Stock issuable upon exercise of warrants held by Dolphin which are currently exercisable.

(5)      Based on a Schedule 13G/A filed with the SEC on January 23, 2009 by Wells Fargo & Company on its own behalf and on behalf of Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wachovia Bank, N.A. and Wells Fargo Bank, N.A.

(6)                Based on a Schedule 13G/A filed by Mr. Silver with the SEC on February 17, 2009.  Such shares of Common Stock beneficially owned by Mr. Silver include 897,413 shares of Common Stock held by Sherleigh Associates Inc. Profit Sharing Plan, a trust for which Mr. Silver is the trustee.   Mr. Silver has the sole voting and dispositive power with respect to all 897,413 shares of Common Stock beneficially owned by him.

(7)               Includes 451,896 shares of Common Stock owned directly by Mr. Tawes and 10,667 shares of Common Stock issuable upon exercise of options held by Mr. Tawes which are currently exercisable.

(8)               Includes 228,858 shares of Common Stock owned directly by Mr. Feldman, 85,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman which are currently exercisable, 1,341 shares of Common Stock allocated to Mr. Feldman’s account pursuant to the provisions of the GP Retirement Savings Plan (the “GP Plan”), 354 shares of Common Stock held by members of Mr. Feldman’s family, and 94,764 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman’s family which are currently exercisable.  Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(9)               Includes 206 shares of Common Stock owned directly by Mr. Feldman, 94,764 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman which are currently exercisable, 229,006 shares of Common Stock held by Mr. Feldman’s family, 85,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Feldman’s family which are currently exercisable, and 1,341 shares of Common Stock allocated to the account of Mr. Feldman’s family pursuant to the provisions of the GP Plan.  Mr. Feldman disclaims beneficial ownership of all shares held by his family.

(10)             Includes 202,376 shares of Common Stock issuable upon exercise of stock options held by Mr. Moran which are currently exercisable and 611 shares of Common Stock allocated to Mr. Moran’s account pursuant to the provisions of the GP Plan.

(11)             Includes 96,654 shares of Common Stock issuable upon exercise of stock options held by Mr. Hough which are currently exercisable.

(12)             Includes 3,800 shares of Common Stock owned directly by Mr. Jen and 86,282 shares of Common Stock issuable upon exercise of stock options held by Mr. Jen which are currently exercisable.

(13)             Includes 74,288 shares of Common Stock owned directly by Mr. Pedersen and 10,667 shares of Common Stock issuable upon exercise of stock options held by Mr. Pedersen which are currently exercisable.

(14)             Includes 100 shares of Common Stock owned directly by Mr. Grady and 61,727 shares of Common Stock issuable upon exercise of stock options held by Mr. Grady which are currently exercisable.

(15)             Includes 10,000 shares of Common Stock owned directly by Dr. Hagengruber and 10,667 shares of Common Stock issuable upon exercise of stock options held by Dr. Hagengruber which are currently exercisable.

(16)             Includes 6,009 shares of Common Stock owned directly by Dr. Glashow and 10,667 shares of Common Stock issuable upon exercise of stock options held by Dr. Glashow which are currently exercisable.

(17)             Includes 10,667 shares of Common Stock issuable upon exercise of stock options held by Mr. Lewis which are currently exercisable.

(18)             Includes 775,157 shares of Common Stock owned directly by the directors and executive officers, 680,138 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers which are currently exercisable, 1,952 shares of Common Stock allocated to accounts pursuant to the provisions of the GP Plan, and 148 shares of Common Stock owned by family members of the directors and executive officers.

Preferred Stock

The Company has no preferred stock issued or outstanding as of the date of this Proxy Statement.

DIRECTORS AND EXECUTIVE OFFICERS

MATERIAL PROCEEDINGS

The Company is not aware of any material proceedings to which any of its directors, officers or affiliates, any owners of record or beneficially of more than five percent of any class of its voting securities, or any associate or of any such directors, officers or affiliates or security holders is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name		Age	Title

Jerome I. Feldman	(1)	80	Director, Chairman of the Board
Michael D. Feldman		41	Director, Executive Vice President
Sheldon L. Glashow	(2) (4)	76	Director
Gill R. Grady		51	Senior Vice President
Roger L. Hagengruber	(2)	66	Director
Jeffery G. Hough		54	Senior Vice President, Chief Financial Officer, Treasurer, Secretary
Chin-Our Jerry Jen		60	Chief Operating Officer, President
Joseph W. Lewis	(2)	74	Director, Chairman of the Audit Committee
John V. Moran	(1)	58	Director, Chief Executive Officer
George J. Pedersen	(1) (3) (4)	73	Director, Chairman of the Compensation Committee
Jane Bryant Quinn		70	Director
O. Lee Tawes, III	(3)	61	Director

(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Compensation Committee
(4) Member of Nominating Committee

Biographical information with respect to the executive officers and directors of GSE Systems is set forth below. With the exception of the Messrs. Feldman, there are no family relationships between any present executive officers or directors.

Jerome I. Feldman. Mr. Feldman has served as a Company director since 1994 and as Chairman of the Board since 1997. In April 2007, Mr. Feldman became an executive officer of the Company in the position of Chairman of the Board.  Mr. Feldman was founder of GP Strategies and was its Chief Executive Officer and Chairman of the Board until April 2005 and Chairman of the Executive Committee of GP Strategies from April 2005 to June 2007.  He was Chairman of the Board of Five Star Products, Inc., a paint and hardware distributor, from 1994 until March 2007; Chairman of the Board and Chief Executive Officer of National Patent Development Corporation, a holding company with interests in optical plastics, paint and hardware distribution services from August 2004 until May 2007; and a Director of Valera Pharmaceuticals, Inc., a specialty pharmaceutical company, from January 2005 until April 2007. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital Foundation.

Michael D. Feldman. Mr. Michael Feldman has served as a director since January 2006. Mr. Feldman joined the Company in early 2004 as Director of International Sales and Marketing and focuses on obtaining new business in China and the Persian Gulf. Prior to joining GSE, he was Chief Executive Officer of RedStorm Scientific, Inc., a biotech company that assists pharmaceutical companies in shortening the drug discovery process through its understanding of proteins. Mr. Feldman had previously held positions with GP Strategies Corporation and General Physics in international sales and marketing. Mr. Feldman graduated from Cornell University with a BA in 1989. Mr. Feldman is the son of Jerome I. Feldman, the Company's Chairman of the Board.

Sheldon L. Glashow, Ph.D. Dr. Glashow has served as a director since 1995. Dr. Glashow is the Higgins Professor of Physics Emeritus at Harvard University, and a university professor and the Arthur G.B. Metcalf Professor of Mathematics & the Sciences at Boston University since July 2000, and previously taught physics at other major universities in Massachusetts, Texas, California and France. In 1979, Dr. Glashow received the Nobel Prize in Physics. Dr. Glashow was a director of GP Strategies from 1997 to 2001 and a director of Interferon Sciences, Inc., a pharmaceuticals company from 1991 to 2005. Dr. Glashow also serves on the Board of RedStorm Scientific, Inc., a computational drug design company. Dr. Glashow is a member of the National Academy of Science, the American Academy of Arts and Sciences, the American Philosophical Society, and is a foreign member of the Russian, Korean and Costa Rican Academies of Sciences.

Gill R. Grady. Mr. Grady has served as a Senior Vice President since September 1999 and is currently responsible for the Company’s Eastern European, Process Industry and Department of Energy business operations. Prior to this, he was responsible for executive oversight of business development as well as several administrative functions such as investor relations, human resources, contract administration and information technology. He has also held numerous senior management positions in business operations, marketing and project management with the Company. From 1992 through 1997, Mr. Grady was responsible for business development for the Company’s Eastern European activities. Throughout his tenure, he has been the Company’s liaison with the Department of Energy and with Congress for funding related to the Company’s Eastern European activities. He has been employed by the Company or predecessor companies since 1980.

Roger L. Hagengruber, Ph.D. Dr. Hagengruber has served as a director since June 2001. Dr. Hagengruber retired in 2003 as the Senior Vice President for National Security and Arms Control at the Sandia National Laboratories, where he served as an officer for over 17 years. In his former position, he led programs in nuclear technologies, arms control, satellite and sensor systems, security, and international programs, including an extensive set of projects within the states of the former Soviet Union. He served as the Senior Security Officer at Los Alamos National Laboratory, retiring in 2008, and  is currently Associate Vice President for Research at the University of New Mexico.  Dr. Hagengruber serves on the Nuclear and Radiation Studies Board of the National Academy of Science and the Defense Threat Reduction Agency Threat Reduction Advisory Panel.  He also has status as Senior Vice President Emeritus at Sandia National Laboratories.  Dr. Hagengruber holds B.S., M.S. and Ph.D. degrees from the University of Wisconsin, with his doctorate in nuclear physics. He is also a graduate of the Industrial College of the Armed Forces.

Jeffery G. Hough. Mr. Hough joined the Company in January 1999 as Senior Vice President and Chief Financial Officer. During 1999, he was elected both Treasurer and Secretary of the Company. Prior to joining the Company, from 1995 through 1998, Mr. Hough was the Chief Financial Officer and Treasurer of Yokogawa Industrial Automation America, Inc., a supplier of process control equipment. From 1982 through 1995, he held various financial management positions with two other suppliers of process control equipment, ABB Process Automation and Leeds & Northrop. Mr. Hough was an auditor for Price Waterhouse from 1977 to 1982.

Chin-our Jerry Jen. Mr. Jen has been with the Company and its predecessor companies since 1980 in various engineering and senior management positions. In 1997, Mr. Jen was promoted to Senior Vice President of the Power Business Unit, and on November 14, 2000, he was named Chief Operating Officer of GSE. On March 27, 2001, Mr. Jen was named President. Mr. Jen served as a director from March 2001 until his resignation from the Board on January 24, 2006.

Joseph W. Lewis.  Mr. Lewis has served as a director since March 2000. In 1998, Mr. Lewis retired from Johnson Controls, Inc. after 39 years of service, including his tenure from 1986 to 1998 as Executive Vice President with responsibilities for its Controls Group. Mr. Lewis has served as a director of Wheaton Franciscan Services, Inc., an integrated multi-location health care provider, since 1991, has served as its Chairman of the Board since 2003 and served as its Treasurer from 1993 until 2002.  He previously served as director of Entek IRD International until its sale to Allen Bradley, a division of Rockwell International Corporation.

John V. Moran. Mr. Moran has served as a director since October 2003. On November 11, 2003, Mr. Moran was appointed Chief Executive Officer of GSE Systems, Inc.  Mr. Moran served as Vice President of GP Strategies Corporation from 2001 through 2005. He served as President and Chief Executive Officer of GP e-Learning Technologies, Inc. from 2000 to 2001, and was Group President of the Training and Technology Group of General Physics Corporation, a wholly owned subsidiary of GP Strategies, from 1994 to 2000.  Mr. Moran has held executive positions with Cygna Group, ICF Kaiser Engineers and Combustion Engineering (acquired by ABB).  Mr. Moran holds a BS in Marine Engineering from the U.S. Merchant Marine Academy and an MBA from the University of Connecticut.

George J. Pedersen. Mr. Pedersen has served as a director since 1994 and as Chairman of the Company's Executive Committee since 1997. He currently serves as Chairman of the Board and Chief Executive Officer of ManTech International Corp. Mr. Pedersen co-founded ManTech in 1968.  Mr. Pedersen has also served as President and/or Chairman of the Board of a number of ManTech subsidiaries. Mr. Pedersen is Chairman of the Board for the Institute for Scientific Research, Inc.  He is also Chairman of the Board of MSM Security Services, LLC.  Mr. Pedersen is on the Board of the National Defense Industrial Association (“NDIA”), and the Association for Enterprise Integration.  In 2005, he received the James Forrestal Industry Leadership Award from NDIA and in 2006 he received the Lifetime Achievement Award from the Association for Corporate Growth National Capital Chapter.

Jane Bryant Quinn.  Ms. Quinn has served as a director since May 2008.  Ms. Quinn is one of the nation’s leading experts on personal finance.  She currently writes a biweekly column for Bloomberg.com and has authored several books on personal finance.  Ms. Quinn has many awards to her credit, including an Emmy Award for outstanding coverage of news on television and the Gerald Loeb award for distinguished lifetime achievement in business and financial journalism.  She has been named by the World Almanac as one of the 25 most influential women in the United States.  She served on the boards of the Harvard School of Public Health, the Jerome Levy Economics Institute of Bard College, and her alma mater, Middlebury College.  She is currently a director of Bloomberg L.P., the financial services company.

Orrie Lee Tawes III. Mr. Tawes has served as a director since 2006. Mr. Tawes is the Executive Vice President and Head of Investment Banking and a member of the Board at Northeast Securities, Inc.  From 2000-2001 he was a Managing Director for C.E. Unterberg, Towbin, an investment and merchant banking firm specializing in high growth technology companies. Mr. Tawes spent 20 years at Oppenheimer & Co. Inc. and CIBC World Markets, where he was Director of Equity Research from 1991 to 1999. He was also Chairman of the Stock Selection Committee at Oppenheimer & Co., a member of its Executive Committee and a member of its Commitment Committee. From 1972 to 1990, Mr. Tawes was an analyst covering the food and diversified industries at Goldman Sachs & Co. and Oppenheimer & Co. As food analyst, he was named to the Institutional Investor All America Research Team five times from 1979 through 1984. Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia. He serves as a director for Houston America Energy Corp., Baywood International, Inc. and 100 Wall Energy Partners.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC and the NYSE AMEX Stock Exchange. These Reporting Persons are required by the SEC’s regulation to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to GSE Systems during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, we believe that the following officers filed one late Form 4 in 2008: Messrs. J. Feldman, M. Feldman, Hough, Grady, Jen and Moran.

NOMINEES TO THE BOARD OF DIRECTORS

Joseph W. Lewis, Jane Bryant Quinn, and O. Lee Tawes, III are the Class II nominees standing for re-election to the Board. See “Information about Directors and Executive Officers” above for information relating to their respective business experience.

THE BOARD OF DIRECTORS

The Board oversees the business affairs of GSE Systems and monitors the performance of management. The Board elects executive officers of the Company.  In 2008, there were 9 directors.  The Board held five regularly scheduled meetings during the fiscal year ended December 31, 2008.  During the 2008 fiscal year, only one of the then-serving directors attended less than one hundred percent (100%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he/she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he/she served (during the periods that he/she served).

GSE Systems’ Certificate of Incorporation provides that the Board shall be divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible. The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.

All of the current Class II directors are standing for re-election for a three-year term at the Annual Meeting. All of the Class II nominees standing for election will be deemed “independent” as that term is defined by the SEC. The Class III Directors will stand for re-election at the next Annual Meeting and the Class I directors will stand for re-election at the Annual Meeting in two years.

The Class II Incumbent Directors whose terms will expire in 2009 are Messrs. Lewis and Tawes and Ms.  Quinn.  If duly elected, the Class II Director Nominees shall have terms which will expire in 2012.  The Class III Incumbent Directors whose terms expire in 2010 are Messrs. Jerome Feldman, Moran and Pedersen.  Messrs. Glashow, Hagengruber and Michael Feldman are presently serving Class I Directors whose terms will expire in 2011.

CORPORATE GOVERNANCE

The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings.

The non-management directors meet periodically in executive session. The executive sessions of non-management directors are to be presided over by the director who is the Chairman of the committee responsible for the issue being discussed. Any director may request an executive session of non-management directors to discuss any matter of concern. The Board has provided the means by which stockholders may send communications to the Board or to individual members of the Board. Such communications should be directed to the Secretary of the Company, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 who will forward them to the intended recipients.

The Board reviews the independence of its members on an annual basis. No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company. The Board has not adopted any categorical standards of directors’ independence; however, the Board employs the standards of independence of the NYSE AMEX (“AMEX”) rules currently in effect. As a result of its Annual Review, the Board determined that Dr. Sheldon L. Glashow, Dr. Roger Hagengruber, Joseph W. Lewis, George J. Pedersen, Jane Bryant Quinn and Orrie Lee Tawes, III meet AMEX independence standards and that all of the members of the Audit Committee are independent.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

The Company encourages but does not require all of its directors to attend the Annual Meeting of Stockholders. Two directors, Messrs. Moran and Jerome I. Feldman, attended the 2008 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: the Executive Committee, the Nominating Committee, the Audit Committee and the Compensation Committee. As an AMEX listed company, we are subject to the AMEX listing standards.  The Company is required under the AMEX listing standards to have a majority of independent directors and independent audit, nominating and compensation committees.

Executive Committee. The Executive Committee consists of Messrs. Pedersen (Chairman), Moran and Jerome Feldman. The Executive Committee has the authority to exercise all powers of the Board, except for actions that must be taken by the full Board under the Delaware General Corporation Law. The Executive Committee met once during fiscal year 2008.

Nominating Committee. The Nominating Committee consists of Messrs. Glashow and Pedersen. All members of the Nominating Committee are “independent” directors as that term is defined by applicable SEC rules and the AMEX listing standards. The Nominating Committee selects and recommends nominees for election as directors. In considering director candidates, the Nominating Committee will consider such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound business judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating Committee met once during fiscal year 2008. The Nominating Committee Charter is available on our website at www.gses.com.

Audit Committee. The Audit Committee consists of Messrs. Hagengruber, Glashow and Lewis (Chairman), each of whom is “independent” as defined by applicable SEC rules and the AMEX listing standards. In addition, the Board has determined that Mr. Lewis is an “audit committee financial expert” as defined by applicable SEC rules and established by AMEX. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and appointing the Company's independent accountants. The Audit Committee makes recommendations concerning the engagement of independent registered public accountants, reviews with the independent registered public accountants the plans and results of the audit engagement, approves professional services provided by the independent registered public accountants, reviews the independence of the independent registered public accountants and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met four times during fiscal year 2008. See “Report of the Audit Committee” below. The Audit Committee Charter is available on our website at www.gses.com

Compensation Committee. The Compensation Committee consists of Messrs. Tawes and Pedersen (Chairman). Messrs. Pedersen and Tawes are “independent” directors as that term is defined by applicable SEC rules and the AMEX listing standards. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering and granting awards under the Company's Long-Term Incentive Plan. The Compensation Committee met six times during fiscal year 2008.  See “Report of the Compensation Committee” below. The Compensation Committee Charter is available on our website at www.gses.com.

AUDIT COMMITTEE REPORT

The Audit Committee of the GSE Systems, Inc. Board of Directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by applicable SEC rules and AMEX listing standards. In addition, the Board has determined that Joseph W. Lewis is an “audit committee financial expert” as defined by applicable SEC rules and satisfies the “accounting or related financial management expertise” criteria established by AMEX. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee has:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2008 with management and with KPMG LLP, GSE’s independent registered public accounting firm;

•	discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended,
•
received the written disclosures and the letter from KPMG LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with KPMG LLP its independence from the Company and its management;

•
discussed with management and with KPMG LLP the evaluation of the Company’s internal controls and the audit of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;

•
discussed with KPMG LLP the overall scope and plans of their audit.  The Committee meets with KPMG LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC; and

•	selected KPMG LLP as the Company’s independent accountants for the year 2009. Such selection is submitted for ratification by the shareholders at the annual shareholders meeting.

By the members of the Audit Committee:

Joseph W. Lewis, Chairman
Dr. Sheldon L. Glashow
Dr. Roger L. Hagengruber

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accountants. Such policies and procedures provide that management shall submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each fiscal year. In addition, the policies and procedures provide that the Audit Committee also may pre-approve particular services not in the annual plan on a case-by-case basis. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chairman, for audit and permitted non-audit services. Any service pre-approved by the Audit Committee or its Chairman must be reported to the Audit Committee at the next scheduled quarterly meeting. In addition, the pre-approval procedures require that all proposed engagements of KPMG LLP for services of any kind be directed to the Company’s Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for fiscal 2008 and fees billed for other services rendered by KPMG LLP, together with a comparison of the fees for audit services and other services rendered by KPMG LLP in fiscal 2007. The Audit Committee approved 100% of the services described in the following table. During the most recent fiscal year’s audit, 100% of the hours expended on KPMG’s audit were performed by KPMG’s full-time, permanent employees.

	2008	2007

Audit fees (1)	$ 428,000	$ 426,000

Audit related fees (2)	15,000	14,000

Total fees	$ 443,000	$ 440,000

(1)
Audit fees consisted of fees for audits of the Company’s financial statements, including quarterly review services in accordance with SAS No. 100, statutory audit services for subsidiaries of the Company, and issuance of consents related to one registration statement filed with the SEC in 2008 and three registration statements filed with the SEC in 2007.

(2)	Audit related fees consisted of fees for audits of the financial statements of the Company’s 401(k) Savings Plan.

There were no other fees for the last two years except as outlined in the above table.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee consists entirely of independent directors in accordance with the AMEX requirements. The Committee is responsible for overseeing and administering the Company’s compensation program for its executive officers and for granting awards under and administering the Company’s Long-Term Incentive Plan. The Compensation Committee bases its decisions on both individual performance and the Company’s financial results. All compensation decisions are made solely by the Compensation Committee; however, the Compensation Committee may consult with the Chairman of the Board and the Company’s Chief Executive Officer as part of its decision making process when examining their respective compensation packages. However, the Chief Executive Officer, as required by the AMEX, may not be present during voting or deliberations as to his compensation.   In the event compensation to an officer or director of the Company may result or be deemed to result from a related party transaction, the Company’s Audit Committee or a majority of the Independent Directors may review the proposed compensation arrangement.

Philosophy. The compensation program for the executive officers of the Company is developed and administered by the Board of Directors and its Compensation Committee. Overall compensation policies regarding other officers and employees of the Company are established by the Compensation Committee, but the specific compensation program for such persons is developed and administered by Company management. The key goals of the Company's compensation program are: (1) to attract, retain and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company; (2) provide incentives for executive officers for superior performance; (3) and to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

Implementation Guidelines. To implement the general compensation philosophy described above, the Company's executive compensation program has three primary components: (i) a base salary, (ii) bonus awards, and (iii) long-term incentive awards. The factors and criteria to be considered with respect to each of these components are set forth below.

Base Salary.

The range of the base salary for an executive or other employee position will generally be established based on competitive salaries for positions with a similar scope of responsibilities and job complexities. The level of base salary within the range of competitive salaries will be determined on the basis of individual performance, experience and other relevant factors, such as demonstrated leadership, job knowledge and management skills. Such determination will be made by the Compensation Committee, with regard to the Company's executive officers, and by management with regard to all other officers and employees consistent with the general overall compensation policies established by the Compensation Committee.

Base salaries will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary or appropriate to attract or retain unusually qualified executives. Annual or other base salary adjustments will be based on individual performance as well as other market factors. Base salary payments made in 2008 were made to compensate ongoing performance throughout the year.

Bonus Awards.

The bonus award is intended to focus the efforts of the executives and other employees on performance objectives in accordance with the business strategy of the Company.

The Compensation Committee will administer incentive awards for the Company's executive officers. The Compensation Committee will review and assess the extent to which the overall Company performance goals have been met during the year and make such awards to the Company's executive officers. Management of the Company will be responsible for awarding bonus amounts to other officers and employees of the Company, taking into account the general compensation philosophy of the Company.

On April 29, 2008, the Compensation Committee approved 2007 Performance Bonuses of $16,500 and $8,000 for Messrs. Moran and Hough, respectively.  No 2008 performance bonuses were awarded to any of the named executive officers.

Long-Term Incentive Awards.

The third element of the Company's compensation program is provided through the Company's Long-Term Incentive Plan (the “Plan”), which is designed to align the interests of the officers and employees with those of stockholders. The Plan is intended to focus the efforts of officers and employees on performance which will increase the value of the Company for its stockholders.

Pursuant to the Plan, the Compensation Committee may grant incentive stock options within the meaning of the Internal Revenue Code of 1986, as amended, and may grant, among other types of awards, non-statutory stock options to purchase shares of common stock. The Compensation Committee also may grant stock appreciation rights and award shares of restricted stock and incentive shares in accordance with the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee will have discretion in making grants and awards under the Plan. The Compensation Committee may, however, consider the recommendations of management with respect to such grants and awards.

Total direct compensation to the Company's executive officers (base salary, bonus awards and long-term incentive awards) will be targeted within the appropriate competitive range, although higher compensation may be paid if necessary to attract or retain unusually qualified executives.

A total of 370,000 options were granted to the named executive officers in 2008 as outlined below in the “Grants of Plan-Based Awards” table.  In general, the Compensation Committee’s decisions concerning the specific compensation elements for individual executive officers were made within the broad framework previously described and in light of each executive officer’s level of responsibility, performance, current salary, prior year bonus and other compensation awards. In all cases, the Compensation Committee’s specific decisions regarding 2008 executive officer compensation were ultimately based upon the Compensation Committee’s judgment about the individual executive officer’s performance and potential future contributions, and about whether each particular payment or award would provide an appropriate reward and incentive for that executive officer to contribute to, and enhance, the Company’s performance.

Retirement and Other Benefits

The Company has always encouraged its employees to save for retirement and, as such, has always offered a 401(k) savings plan.  The 401(k) savings plan is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the named executive officers, are able to contribute up to the limit prescribed by the Internal Revenue Code on a before-tax basis.  The Company matches 50% of contributions up to 4% of eligible compensation to all 401(k) plan participants, up to a maximum per participating employee of $4,900 per annum.

In 2008, the named executive officers were eligible to participate in the Company’s health and welfare programs that are generally available to other Company employees, including medical, dental, basic life, short-term and long-term disability, employee assistance, flexible spending, and accidental death & dismemberment.  In addition, the named executive officers receive supplemental life insurance coverage of two times annual salary, not to exceed $625,000 of coverage in combination with the basic life coverage.  The premiums for the supplemental insurance are paid by the Company.

Termination Benefits.

The Company has entered into Employment Agreements with the named executive officers that provide for specified benefits upon termination.  See the discussion of their Employment Agreements under “Employment Contracts and Termination of Employment.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the members of the Compensation Committee:

George J. Pedersen, Chairman
Orrie Lee Tawes, III
SUMMARY COMPENSATION TABLE

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to GSE Systems and its subsidiaries by the named executive officers (the “Named Executive Officers”) for each of the last three completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer (“PEO”), principal financial officer (“PFO”), and our three most highly compensated officers other than the PEO and PFO.

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal				Option	All Other
Position	Year	Salary	Bonus	Awards (1)	Compensation		Total

John V. Moran	2008	$ 257,000	$ -	$ 66,571	$ 13,771	(2)	$ 337,342
Chief Executive Officer	2007	247,500	16,500	42,662	9,487	(3)	316,149
	2006	232,500	60,000	50,734	36,603	(4)	379,837

Jeffery G. Hough	2008	$ 179,583	$ -	$ 24,847	$ 16,087	(5)	$ 220,517
Sr. Vice President & CFO	2007	170,000	8,000	21,012	14,317	(6)	213,329
	2006	158,708	15,500	21,084	13,873	(7)	209,165

Jerome I. Feldman	2008	$ 240,000	$ -	$ 38,917	$ 54,528	(8)	$ 333,445
Chairman of Board	2007	170,000	-	27,906	37,844	(9)	235,750
	2006	-	-	-	-		-

Chin-Our Jerry Jen	2008	$ 199,583	$ -	$ 28,270	$ 21,621	(10)	$ 249,474
President & COO	2007	190,000	-	25,528	19,850	(11)	235,378
	2006	158,708	15,500	21,240	18,569	(12)	214,017

Gill R. Grady	2008	$ 169,167	$ -	$ 22,063	$ 19,933	(13)	$ 211,163
Sr. Vice President	2007	150,000	-	18,057	18,614	(14)	186,671
	2006	139,167	15,500	18,119	17,071	(15)	189,857

(1)    Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123(R), assuming no forfeitures, for awards granted pursuant to the Company’s 1995 Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.
(2)    Consists of $1,869 for automobile lease, $4,600 for Company retirement plan matching, $2,967 for executive group term life insurance premiums, $525 for personal gasoline expenditures, $3,050 for club membership dues and $760 for the waiver of Company medical and dental insurance coverage.
(3)    Consists of $2,318 for automobile lease, $2,430 for Company retirement plan matching, $2,967 for executive group term life insurance premiums, $1,012 for personal gasoline expenditures, and $760 for the waiver of Company medical and dental insurance coverage.
(4)    Consists of $19,727 from the exercise of GP Strategies stock options, $6,180 for automobile lease, $2,925 for Company retirement plan matching, $3,148 for executive group term life insurance premiums, $3,863 for personal gasoline expenditures, and $760 for the waiver of Company medical and dental insurance coverage.
(5)    Consists of $955 for Company retirement plan matching, $1,349 for executive group term life insurance premiums, $2,583 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(6)    Consists of $1,270 for executive group term life insurance premiums, $1,847 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(7)    Consists of $1,079 for executive group term life insurance premiums, $1,594 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(8)    Consists of $25,000 fee as Chairman of the GSE Board of Directors, $14,214 for executive group term life insurance premiums, $4,114 for personal gasoline expenditures, $3,667 for club membership dues, and $7,533 for car allowance.
(9)    Consists of $18,750 fee as Chairman of the GSE Board of Directors, $10,068 for executive group term life insurance premiums, $1,093 for personal gasoline expenditures, $2,833 for club membership dues, and $5,100 for car allowance.
(10)  Consists of $4,216 for Company retirement plan matching, $3,660 for executive group term life insurance premiums, $2,545 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(11)  Consists of $3,996 for Company retirement plan matching, $2,688 for executive group term life insurance premiums, $1,966 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(12)  Consists of $3,417 for Company retirement plan matching, $2,064 for executive group term life insurance premiums, $1,888 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(13)  Consists of $3,607 for Company retirement plan matching, $1,265 for executive group term life insurance premiums, $3,861 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(14)  Consists of $3,133 for Company retirement plan matching, $752 for executive group term life insurance premiums, $3,529 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.
(15)  Consists of $2,115 for Company retirement plan matching, $612 for executive group term life insurance premiums, $3,144 for personal gasoline expenditures, $4,000 for club membership dues, and $7,200 for car allowance.

GRANTS OF PLAN – BASED AWARDS.

The following table provides information on stock options granted to the named executive officers during the fiscal year ended December 31, 2008.  Only non-statutory stock options were granted under the plan.

GRANTS OF PLAN-BASED AWARDS

		Number of
		Securities
		Underlying	Exercise or
	Grant	Options	Base Price
Name	Date	Granted (1)	($/share)

John V. Moran	10/23/08	150,000	$ 5.95
Jeffery G. Hough	10/23/08	40,000	$ 5.95
Jerome I. Feldman	10/23/08	100,000	$ 5.95
Chin-Our Jerry Jen	10/23/08	40,000	$ 5.95
Gill R. Grady	10/23/08	40,000	$ 5.95

(1)  After one year from date of grant 14.3% of the options vest with an additional 14.3% vesting after each of the next six years.

FISCAL YEAR-END OPTION VALUES AND AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

The following tables set forth certain information with respect to unexercised options held by the named executive officers at the end of the fiscal year ended December 31, 2008 and options exercised during the fiscal year ended December 31, 2008 by such persons.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

		Number of
		Securities Underlying		Option
	Option	Unexercised Options		Exercise	Option
	Grant	at 12/31/08		Price	Expiration
Name	Date	Exercisable	Unexercisable	($/share)	Date

John V. Moran	3/22/2005	48,376	-	$ 1.85	3/22/2012	(1)
	3/14/2006	107,800	46,200	$ 1.61	3/14/2013	(2)
	10/23/2008	-	150,000	$ 5.95	10/23/2018	(3)

Jeffery G. Hough	3/22/2005	32,654	-	$ 1.85	3/22/2012	(1)
	3/14/2006	44,800	19,200	$ 1.61	3/14/2013	(2)
	10/23/2008	-	40,000	$ 5.95	10/23/2018	(3)

Jerome I. Feldman	3/14/2006	59,500	25,500	$ 1.61	3/14/2013	(2)
	10/23/2008	-	100,000	$ 5.95	10/23/2018	(3)

Chin-Our Jerry Jen	3/22/2005	36,282	-	$ 1.85	3/22/2012	(1)
	3/14/2006	21,000	9,000	$ 1.61	3/14/2013	(2)
	5/22/2006	14,000	6,000	$ 3.65	5/22/2013	(2)
	10/23/2008	-	40,000	$ 5.95	10/23/2018	(3)

Gill R. Grady	3/22/2005	6,727	-	$ 1.85	3/22/2012	(1)
	3/14/2006	38,500	16,500	$ 1.61	3/14/2013	(2)
	10/23/2008	-	40,000	$ 5.95	10/23/2018	(3)

(1)  The options vested 100% at date of grant.
(2)  The options vest 40% one year from date of grant, another 30% two years from date of grant; and the final 30% three years from date of grant.
(3)   One year from date of grant 14.3% of the options vest with an additional 14.3% vesting after each of the next six years.

2008 OPTION EXERCISES

	# of Shares	Value
	Acquired on	Realized
	Exercise	on Exercise (1)

John V. Moran	-	$ -
Jeffery G. Hough	-	-
Jerome I. Feldman	125,000	768,750
Chin-Our Jerry Jen	-	-
Gill R. Grady	-	-

(1) Value realized on exercise is the difference between the sales price of the common stock and the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

The sole employment agreement in effect for any executive officer at December 31, 2008 is the two-year employment agreement with Mr. Moran, the Company’s CEO, dated as of May 1, 2008 (the “Moran Employment Agreement”).

In recognition of the scope of Mr. Moran’s responsibilities as the Company’s CEO and based on comparison to peer organizations with similar activities and risk profiles, the Company agreed to pay Mr. Moran a base salary of $260,000 commencing May 1, 2008. The Board may grant Mr. Moran an annual performance bonus at the close of each fiscal year. The 2008 fiscal year target bonus was $150,000; however, Mr. Moran was not awarded a bonus for 2008.

Mr. Moran’s Employment Agreement also provides that the Company will provide him an automobile at its expense and that the Company shall pay for all related maintenance, gas and insurance expenses incurred for that automobile.  Mr. Moran is also entitled to receive vacation and participate in the Company’s employee benefits plan to include the Company’s medical and 401(k) plans.  In addition, Mr. Moran is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with this employment such as business travel and customer entertainment expenses.

The Company may terminate the Employment Agreement for cause provided it gives written notice indicating the reason for termination and that Mr. Moran has the opportunity to be heard by the Company’s Board.  In the event of termination for cause, Mr. Moran shall continue to receive his full salary through the date of termination.  In the event of disability, Mr. Moran will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.

The foregoing is a brief description of the terms of the Moran Employment Agreement and by its nature is incomplete.  It is qualified in its entirety by the text of the respective agreement which was described in the Form 8-K filed with the SEC on May 7, 2008; a copy of the Moran Employment Agreement was included in the Exhibits to the Form 8-K and incorporated therein by reference. All readers of this proxy are encouraged to read the entire text of the documents referred to in the text.

In April 2007, the Company entered into an “at will” agreement (the “Feldman Employment Agreement”) with Jerome I. Feldman to serve as an executive officer in the position of Chairman of the Board.  Mr. Feldman’s role is focused primarily on Strategic Development, Marketing and International Customer Relations given his in-depth knowledge of the Company and the nuclear, chemical, petrochemical and fossil electric utility industry as well as his experience in international development. His annual salary is $240,000, and he is eligible to participate in the Company’s comprehensive employee benefits plan as well as in the Company’s Executive Benefits Program, to include a monthly automobile allowance of $600 and monthly club dues allowance of $333.  As an “at will” employee, either the Company or Mr. Feldman may terminate the employment relationship at any time, with or without cause, provided there is no violation of any applicable laws. The summary description of the Feldman Employment Agreement is qualified in its entirety by the text of the respective agreements and documents described in the Form 8-K filed with the SEC on April 6, 2007.

The Company’s Compensation Committee approved formal Employment Agreements (“Agreements”), and the Company entered into the Agreements as of January 1, 2009 with each of the following named executive officers:  Chin-our Jerry Jen, Chief Operating Officer and President, Jeffery G. Hough, Senior Vice President and Chief Financial Officer, and Gill R. Grady, Senior Vice President.  The period of each Agreement runs from January 1, 2009 through December 31, 2010.

In recognition of each officer’s responsibilities and based on comparisons to peer organizations with similar activities and risk profiles, the Company agreed to pay the following base salaries effective January 1, 2009:

Chin-our Jerry Jen	$ 205,000
Jeffery G. Hough	185,000
Gill R. Grady	175,000

On the one-year anniversary date of each Agreement, the Company shall increase the amount of compensation by an amount equal to the greater of (i) three percent (3%) or (ii)  the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

For each year each Agreement is in effect, the Compensation Committee of the Board of Directors and the Company’s Chief Executive Officer shall determine the bonus amount for the most recently completed fiscal year and payment shall be made by March 15 of the subsequent year.  The bonus is performance based and the performance goals shall be as jointly agreed to by each officer and the Chief Executive Officer and the Board of Directors.  For the 2009 fiscal year, the target bonus for each of the officers is $50,000.

On the one-year anniversary date of each Agreement, the Company’s Board of Directors shall increase the bonus target by an amount equal to the greater of (i) three percent (3%) or (ii)  the percentage increase in the Consumer Price Index over the preceding twelve (12) month period.

In addition, each officer shall receive:
♦	an automobile allowance of seven thousand two hundred dollars ($7,200) per year and the Company will pay for the gasoline in connection with such automobile; and
♦	an allowance for club membership of four thousand dollars ($4,000) per year.

The Company shall pay the monthly medical and dental insurance premiums for each officer in association with Company-provided health insurance plans.  Each officer is entitled to receive vacation in accordance with the Company’s policy for its senior executives and may participate in other Company sponsored benefit plans including life insurance and 401(k) retirement plans.  Each officer is entitled to reimbursement by the Company for all reasonable expenses incurred by him in connection with his employment.  Reimbursable expenses include, but are not limited to, business travel and customer entertainment expenses.

The Company may terminate each Agreement for cause.  Examples of “cause” include (i) willful and continued failure to substantially perform contractual duties after the Company has communicated its demand for substantial performance; (ii) willfully engaging in misconduct which has a material adverse effect on the Company’s reputation, operations, prospects or business relations; (iii) conviction for any felony or entry of a plea of “no contest” for a crime of moral turpitude; (iv) or breach of the terms and conditions of each Agreement.  Notice of termination must be in writing and must state the reason for termination and each officer (with his attorney) shall have the opportunity to be heard by the Company’s Board of Directors.  In the event of termination for cause, each officer shall continue to receive his full salary through the date of termination.  In the event of disability, each officer will continue to receive his full salary (less any sum payable under the Company’s disability benefit plan) until his employment is terminated.  Termination of employment due to the death or disability of the officer shall not constitute a breach of the Agreement.

If the Company shall terminate the officer's employment in breach of the terms of this Agreement, then the Company shall pay the officer his full salary and provide his benefits for one year from the Date of Termination.  Additionally, all options to purchase the Company's common stock granted to the officer under the Company's option plan or otherwise shall immediately become fully vested and shall terminate on such date as they would have terminated if the officer's employment by the Company had not terminated.

In the event a Change of Control occurs and the officer is either (1) not offered employment by the Successor Company or (2) employment is offered upon conditions that result in the officer's decision to terminate employment for Good Reason (as defined in the Agreement); then the following shall occur.  The officer shall receive continuation of salary and bonus programs (average of prior 2 years bonus), and all benefits (including medical, dental and life insurance coverage and any other Company-provided benefits, including car and club allowances that Employee is receiving as of the Effective Date) from the Date of Termination of employment for a period of twelve months.

The foregoing is a brief description of the terms of the Agreements and by its nature is incomplete.  It is qualified in its entirety by the text of the respective agreement which was described in the Form 8-K filed with the SEC on January 7, 2009; a copies of the Agreements were included in the Exhibits to the Form 8-K and incorporated therein by reference.  All readers of this proxy are encouraged to read the entire text of the documents referred to in the text.

COMPENSATION OF DIRECTORS

On February 6, 2007, the Company’s Board approved the following compensation plan for the directors effective for 2007:

¨       Annual Retainer:  an annual retainer of $12,000 will be paid to all directors who do not chair a committee and are classified as “Independent Directors” based upon the SEC and AMEX criteria for Independent Directors.  The Chairman of the Board, the Chairman of the Compensation Committee and the Chairman of the Audit Committee will each be paid an annual retainer of $25,000 per year.

¨       Board of Committee Meeting Attendance Fees:  Independent Directors will be paid $1,500 for each Board meeting attended.  Members of the Audit Committee will receive $500 for each Audit Committee meeting attended.

¨       Stock Options:  On an annual basis, each Independent Director will be awarded non-qualified GSE stock options to purchase 10,000 shares of the Company’s common stock, pursuant to the Company’s Plan.

On September 27, 2007, the Company’s Board amended the compensation plan to provide the $12,000 annual retainer to all Directors who do not chair a committee and have not been employees of the Company for the last three years (“Non-employee Directors”) and who are otherwise eligible in accordance with applicable Company policies and regulatory guidelines and requirements.  All Non-employee Directors will be paid $1,500 for each Board meeting attended.  Members of the Audit committee and the Compensation Committee will receive $500 for each Committee meeting attended.

In 2008, options with an exercise price of $9.70 per share covering 10,000 shares of common stock were granted to Sheldon L. Glashow, Scott N. Greenberg, Roger L. Hagengruber, Joseph W. Lewis, George J. Pedersen and Orrie Lee Tawes, III.  One third of the options vest after one year from the date of grant, another third vest after two years from the date of grant and the final third vest three years from the date of grant.  Jane Bryant Quinn was awarded options with an exercise price of $5.95 per share covering 5,833 shares of common stock.  After one year from date of grant 14.3% of the options vest with an additional 14.3% vesting after each of the next six years.

The table below summarizes the compensation paid by the Company to Directors who are not included in the Executive Summary Compensation Table above.

2008 DIRECTOR COMPENSATION

	Fees earned
	or Paid in		Option
	Cash		Awards (3)	Total

Michael D. Feldman	$ -	(4)	$ -	$ -
Sheldon L. Glashow	21,500		38,781	60,281
Scott N. Greenberg (1)	7,500		-	7,500
Roger L. Hagengruber	21,500		38,781	60,281
Joseph W. Lewis	34,500		38,781	73,281
George J. Pedersen	35,500		38,781	74,281
Jane Bryant Quinn (2)	7,500		735	8,235
O. Lee Tawes, III	22,500		38,781	61,281

(1)  Mr. Greenberg resigned from the Board of Directors effective May 29, 2008.
(2)  Ms. Quinn was appointed to the Board of Directors effective May 29, 2008 as Mr. Greenberg’s replacement.
(3)  Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R), assuming no forfeitures, for awards granted pursuant to the Company’s 1995 Long-TermIncentive Plan.  Assumptions used in the calculation of this amount are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.  As of December 31, 2008, each director has the following number of options outstanding (exercisable):  Sheldon L. Glashow – 20,000 (3,334); Scott N. Greenberg – 0; Roger Hagengruber – 20,000 (3,334); Joe Lewis – 20,000 (3,334); Jane Bryant Quinn – 5,833 (0); George J. Pedersen – 20,000 (3,334); O. Lee Tawes, III – 20,000 (3,334).
(4)  Michael D. Feldman is an employee of the Company and receives no compensation or stock options for his services as a director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of Mr. Pedersen, who is the Chairman of the Company’s Compensation Committee, and is also Chairman of the Board and Chief Executive Officer of ManTech; and Mr. Tawes, who is the Executive Vice President and Head of Investment Banking and a member of the Board of Directors at Northeast Securities, Inc.

The Compensation Committee acts on matters related to other directors, executive officers and related entity proposals. In accordance with applicable law, any matter related to a member of the Compensation Committee requires ratification by the independent directors or approval of the entire board.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

The Board desires to foster open communications with its security holders regarding issues of a legitimate business purpose affecting the Company. The Board has adopted policies and procedures to facilitate written communications by stockholders to the Board. Persons wishing to write to our Board, or to a specified director or committee of the Board, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784. Electronic submissions of stockholder correspondence will not be accepted.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of GSE Systems. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

STOCKHOLDER PROPOSALS

In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2010 annual meeting must do so no later than January 25, 2010.  Any such proposal must be  in compliance with applicable SEC regulations.

In addition, in accordance with the Company's Bylaws, in order for a stockholder proposal to be properly brought before the 2010 annual meeting, a stockholder submitting a proposal must file a written notice with the Corporate Secretary which conforms to the requirements of the Bylaws. If the board or a designated committee or the officer who will preside at the stockholders’ meeting determines that the information provided in such notice does not satisfy the informational requirements of the Bylaws or is otherwise not in accordance with law, the stockholder will be notified promptly of such deficiency and be given an opportunity to cure the deficiency within the time period prescribed in the Bylaws. Copies of the Company’s By-laws are available to stockholders without charge upon request to the Corporate Secretary at the Company’s address set forth above.

STOCKHOLDER NOMINATIONS

Stockholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nominating Committee. We will consider all director candidates recommended to the Nominating Committee by stockholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at the 2010 annual meeting, a written nomination solicitation notice must be received by the Nominating Committee at our principal executive office not later than January 25, 2010. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nominating Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•
a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•
a description of all arrangements or understandings between or among any of the stockholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•
such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by our Board of Directors; and

•	the signed consent of each nominee to serve as a director if so elected.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1: ELECTION OF DIRECTORS

Currently there are nine directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are equal in number.  The stockholders elect at least one class of directors annually. Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal. This practice is in accordance with the Company’s Certificate of Incorporation.

All of the directors were previously elected by the stockholders except for Jane Bryant Quinn who was appointed to the board in May 2008 to fill the vacancy created by Mr. Greenberg’s resignation.

The terms of Joseph W. Lewis, Jane Bryant Quinn, and O. Lee Tawes, III will expire at the 2009 annual meeting. These directors have been nominated by the Company’s Nominating Committee to stand for reelection at the meeting to hold office until 2012 and until their successors are elected and qualified. Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned “Information About Executive Officers and Directors.”

The proxies solicited hereby, unless directed to the contrary, will be voted for election of the nominees. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF JOSEPH W. LEWIS, JANE BRYANT QUINN, AND O. LEE TAWES, III

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, and subject to stockholder approval, the Board has appointed the firm of KPMG LLP as independent registered public accountants of the Company for the current fiscal year. The Board has been advised by KPMG LLP that neither the firm nor any member of the firm has a direct or indirect financial interest in the Company or its subsidiaries.

KPMG LLP became the Company’s independent registered public accountants on March 17, 2000.

A representative of KPMG LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions from stockholders.

For a description of the Audit Committee’s pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned “Audit Committee Pre-Approval of Audit and Non-Audit Services”.

Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting. The stockholder’s ratification of the appointment of KPMG LLP will not impact the Audit Committee’s responsibility pursuant to its charter to appoint, replace and discharge the independent auditors. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

OTHER BUSINESS

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment. In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any shareholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then shareholders present at the meeting may vote on such items. If you are represented by proxy, your proxy will vote your shares using his discretion.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Ethics for Senior Financial Officers of the Company and its subsidiaries and a Conduct of Business Policy for directors, officers and employees of the Company and its subsidiaries. It is the Company's intention to disclose any waivers of such Code of Ethics or Conduct of Business Policy on the Company's website at www.gses.com. The Company will provide a copy of such Code of Ethics and Conduct of Business Policy to any person upon written request made to the Company's Secretary in writing to the following address: GSE Systems, Inc., Attn: Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784.

By Order of the Board of Directors

Jeffery G. Hough
Secretary
Sykesville, Maryland

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Joseph W. Lewis 02 Orrie Lee Tawes, III 03 Jane Bryant Quinn

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the Company's independent public accountants for the current fiscal year.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) 0

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on June 25, 2009

The undersigned hereby constitutes and appoints **Jeffery G. Hough** and/or **John V. Moran**, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the annual meeting of stockholders of GSE Systems, Inc. (the "Company") to be held at the Company's headquarters at 1332 Londontown Blvd., Suite 200, Sykesville, MD 21784 at 11:00 a.m. local time, on June 25, 2009 and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000025603_2 R2.09.03.17